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                                                   Exhibit 23(j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K




INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Federated Government Income Securities, Inc.:

     We consent to the use in this Post-Effective Amendment No. 40 to Registration Statement No. 2-74191 on Form N-1A of Federated Government Income Securities, Inc. of our report dated April 14, 2000 relating to the financial statements of Federated Government Income Securities, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.




/s/Deloitte & Touche LLP
Boston, Massachusetts

April 26, 2000




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